Exhibit 99.2

Longeveron Announces Closing of Private Placement of up to $30 Million

●	$15 million upfront with a milestone-driven potential additional $15 million related to the Company’s anticipated pivotal clinical trial in Hypoplastic Left Heart Syndrome (HLHS) priced at the market under Nasdaq rules

●	Private placement led by Coastlands Capital with participation from Janus Henderson Investors and other healthcare focused funds

●	Initial proceeds extend cash runway into 4Q26, past the anticipated pivotal Phase 2b ELPIS II clinical trial 3Q26 topline data readout

MIAMI, March 11, 2026 (GLOBE NEWSWIRE) -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage biotechnology company developing cellular therapy for life-threatening, rare pediatric and chronic aging-related conditions, today announced the closing of its previously announced private placement for up to approximately $30 million in gross proceeds, priced at-the-market under Nasdaq rules. The net proceeds from the initial tranche of the financing are expected to fund the Company’s current operating plans into the fourth quarter of 2026, past the anticipated pivotal Phase 2b ELPIS II clinical trial 3Q26 topline data readout.

The private placement was led by Coastlands Capital, with participation from Janus Henderson Investors, along with Logos Capital and Kalehua Capital, for total gross proceeds in the initial closing of approximately $15 million.

H.C. Wainwright & Co. acted as the exclusive placement agent for the private placement.

At the initial closing, the Company issued 6,013,384 shares of its Class A common stock at a purchase price of $0.52 per share and, in lieu of Class A common stock, shares of the Company’s Series A Non-Voting Convertible Preferred Stock (the “Preferred Shares”), convertible into an aggregate of 22,832,770 shares of Class A common stock, at a purchase price $1,000 for each Preferred Share. The Preferred Shares have a conversion price of $0.52 per share and are immediately convertible upon issuance. The Company will be eligible to receive up to an additional approximately $15 million in gross proceeds in exchange for shares of Class A common stock and Preferred Shares, subject to achieving certain milestone-driven conditions related to the results of the Company’s Phase 2b ELPIS II clinical trial in HLHS and share price.

Additionally, at the initial closing, the Company agreed to sell to the investors an interest in 50% of proceeds received (after deducting necessary, documented third-party fees or charges) from the potential future sale of a Rare Pediatric Disease Priority Review Voucher, to the extent received from the U.S. FDA in connection with the Company’s laromestrocel program for HLHS.

The Company intends to use the net proceeds from the financing, together with its existing cash and cash equivalents, for funding for its ongoing clinical and regulatory development of laromestrocel, working capital and other general corporate purposes. Based on current operating plans, the Company expects that its cash and cash equivalents, excluding the net proceeds from the closing of the second tranche, will fund operations into the fourth quarter of 2026.

The offer and sale of the foregoing securities was made in a private placement pursuant to an exemption under the Securities Act of 1933, as amended (the “Securities Act”), and the securities have not been registered under the Securities Act or applicable state securities laws. The securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Concurrently with the execution of the definitive agreements, the Company and the investors entered into a registration rights agreement pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Class A common stock and shares of Class A common stock underlying the Preferred Shares issuable upon conversion thereof following the closing of each tranche.

Buchanan Ingersoll & Rooney PC served as counsel to the Company for the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is laromestrocel (LOMECEL-B®), an allogeneic mesenchymal stem cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Laromestrocel has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently pursuing three pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s disease (AD), and Pediatric Dilated Cardiomyopathy (DCM). Laromestrocel development programs have received five distinct and important FDA designations: for the HLHS program - Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation; and, for the AD program - Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expects,” “intend,” “looks to,” “may,” “on condition,” “plan,” “potential,” “predict,” “preliminary,” “project,” “see,” “should,” “target,” “will,” “would,” or the negative thereof or comparable terminology, although not all forward-looking statements contain these words, or by discussion of strategy or goals or other future events, circumstances, or effects. These include, but are not limited to, the anticipated use of proceeds from the private placement, the conversion of the Series A Preferred Stock, the future possible receipt of a Rare Pediatric Disease Priority Review Voucher from the U.S. FDA, the achievement of certain milestone conditions related to clinical study results for the Company’s laromestrocel program for HLHS, the possible occurrence of a second closing for the private placement financing, and statements regarding the various below-listed factors. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, statements regarding the timing and completion of the private placement, including the milestone-driven closing, the use of the net proceeds from the private placement, our ability to achieve anticipated milestones, the timing of any of our interactions with the FDA, our cash runway, any receipt of a PRV by us, the future restoration of executive compensation levels; our intention and ability to repay certain compensation amounts to executives or rehire employees currently furloughed; the grant of certain equity awards; market and other conditions, our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors; our financial performance, and ability to continue as a going concern; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the ability of our clinical trials to demonstrate safety and efficacy of our investigational product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; the size of the market opportunity for certain of our investigational product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our ability to scale production and commercialize the investigational product candidate for certain indications; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our investigational product candidates; our ability to obtain and maintain regulatory approval of our investigational product candidates in the U.S. and other jurisdictions; our plans relating to the further development of our investigational product candidates, including additional disease states or indications we may pursue; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and our ability to attract and retain such personnel; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Investor and Media Contact:

Derek Cole

Investor Relations Advisory Solutions

derek.cole@iradvisory.com

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